UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2006

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

(205) 940-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2006, Saks Incorporated (the “Company”) entered into a second amendment and waiver (the “Second Amendment”) to its senior secured revolving financing facility with a syndicate of lenders including Fleet Retail Group, LLC, as administrative agent (the “Credit Facility”). In addition to certain technical modifications and waivers, the Second Amendment amends the Credit Facility to reduce the interest rate margin on borrowings and to permit the Company’s sale to The Bon-Ton Stores, Inc. of all of the outstanding equity interests of certain of the Company’s subsidiaries holding, directly or indirectly, the Company’s Northern Department Store Group (an operating division of the Saks Department Store Group which operates stores under the business names “Carson Pirie Scott,” “Bergner’s,” “Boston Store,” “Herberger’s” and “Younkers”) pursuant to a Purchase Agreement dated as of October 29, 2005 (the “NDSG Transaction”), and, from and after the consummation of the NDSG Transaction, to reduce the aggregate amount of the Credit Facility to $500 million. Upon the consummation of the NDSG Transaction and after the satisfaction of other specified conditions, the Company will have the right to increase the aggregate amount of the Credit Facility to $700 million.

Depending on the type of borrowing by the Company, the applicable interest rate under the Credit Facility, as amended by the Second Amendment, is calculated as a per annum rate equal to (a) LIBOR plus an interest rate margin for LIBOR loans or (b) the greater of (x) the prime rate or (y) the federal funds effective rate plus 0.5%. Until the consummation of the NDSG Transaction, the interest rate margin for LIBOR loans is 1.00% if the average historical availability under the Credit Facility is greater than $400 million, 1.25% if the average historical availability under the Credit Facility is less than $400 million but greater than or equal to $200 million, and 1.50% if the average historical availability under the Credit Facility is less than $200 million. After the consummation of the NDSG Transaction, the interest rate margin for LIBOR loans is 1.00% if the average historical availability under the Credit Facility is greater than $350 million, 1.25% if the average historical availability under the Credit Facility is less than $350 million but greater than or equal to $150 million, and 1.50% if the average historical availability under the Credit Facility is less than $150 million.

The Credit Facility is filed as an exhibit to the Company’s Current Report on Form 8-K dated March 16, 2004. For more information about the NDSG Transaction, including a description of specified conditions to the closing of the NDSG Transaction, see the Company’s Current Report on Form 8-K dated October 29, 2005.

A copy of the Second Amendment is attached to, and incorporated by reference in, this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Document
10.1	Copy of Second Amendment and Waiver to Credit Agreement, dated as of January 26, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: February 1, 2006	/s/ Charles J. Hansen
Executive Vice President and
General Counsel

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